Exhibit 99.1

MUDRICK CAPITAL ACQUISITION CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2020

The undersigned hereby appoints Jason Mudrick and Glenn Springer, and each of them, proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes and instructs each to represent and vote, in the manner directed below, all the shares of common stock of Mudrick Capital Acquisition Corporation (“MUDS”) held of record by the undersigned at the close of business on [●], 2020 at the Special Meeting of Stockholders to be held at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, NY 10153, on [●], 2020 at [●], New York time, or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2 THROUGH 8 (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 9 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 10 (THE INCENTIVE PLAN PROPOSAL) AND “FOR” PROPOSAL 11 (THE NASDAQ PROPOSAL) BELOW.

THE BOARD OF DIRECTORS OF MUDS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 2 THROUGH 8 (THE CHARTER PROPOSALS) BELOW, “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 9 (THE DIRECTOR ELECTION PROPOSAL) BELOW, “FOR” PROPOSAL 10 (THE INCENTIVE PLAN PROPOSAL) AND “FOR” PROPOSAL 11 (THE NASDAQ PROPOSAL) BELOW. Each of the Business Combination Proposal, the Charter Proposals and the NASDAQ Proposal are cross-conditioned on the approval of each other. The Director Election Proposal and the Incentive Plan Proposal are conditioned on the approval of the Business Combination Proposal, the Charter Proposals and the NASDAQ Proposal.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER: ☒

	Proposal	For	Against	Abstain
1.	Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt (a) the purchase agreement, dated as of January 13, 2020 and amended on February 26, 2020 (as it may be further amended from time to time, the “Purchase Agreement”), by and among MUDS, MUDS Acquisition Sub, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of MUDS (“Acquisition Sub”) and Hycroft Mining Corporation, a Delaware corporation (“Seller”), (b) the exchange agreement, dated as of January 13, 2020 (the “Exchange Agreement”), by and among Seller, Acquisition Sub and certain investment funds signatory thereto and (c) the conversion and consent agreement, dated as of January 13, 2020, by and among Seller and certain investment funds signatory thereto and (d) all of the transactions contemplated by the agreements in the foregoing clauses (a) — (c) in the order provided for in such agreements (collectively, the “business combination,” and such proposal, the “Business Combination Proposal”). Copies of the Purchase Agreement and the Exchange Agreement are attached to the accompanying joint proxy statement/prospectus as Annex A and Annex B, respectively.	☐	☐	☐
The Charter Proposals — To consider and vote upon seven separate proposals to approve, assuming the Business Combination Proposal and the NASDAQ Proposal are approved and adopted, the following material differences between MUDS’ existing charter and the proposed charter, which we refer to as the “Charter Proposals”:

2.	Proposal No. 2 — Increase the total number of authorized shares of all classes of capital stock from 111,000,000 shares to [•], which would consist of (a) [•] shares of Class A common stock and (b) [•] shares of preferred stock;	☐	☐	☐
3.	Proposal No. 3 — Declassify the MUDS board of directors, so that each member of the MUDS board of directors will be elected at each annual meeting of stockholders, as opposed to MUDS having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term, and make certain related changes;	☐	☐	☐
4.	Proposal No. 4 — Provide that certain transactions are not “corporate opportunities” and that each of Mudrick Capital Management, L.P. (“Mudrick Capital”), Whitebox Advisors, LLC (“Whitebox”), Highbridge Capital Management, LLC (“Highbridge”), Aristeia Capital, LLC (“Aristeia”) and Wolverine Asset Management, LLC (“Wolverine”) and the investment funds affiliated with or managed by Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and their respective successors and affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who served as officers or directors of MUDS are not subject to the doctrine of corporate opportunity;	☐	☐	☐
5.	Proposal No. 5 — Permit stockholder action by written consent;	☐	☐	☐
6.	Proposal No. 6 — Provide that MUDS will not be governed by Section 203 of the Delaware General Corporation Law (“DGCL”) and approve a provision in the proposed charter that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with Mudrick Capital Acquisition Holdings LLC, a Delaware limited liability company and their respective successors and affiliates and the investment funds affiliated with or managed by Mudrick Capital, Whitebox, Highbridge, Aristeia and Wolverine and their respective successors and affiliates from the definition of “interested stockholder,” and to make certain related changes;	☐	☐	☐
7.	Proposal No. 7 — Clarify that the exclusive forum provision adopting the Court of Chancery of the State of Delaware as the exclusive forum for certain stockholder litigation shall not apply to any action to enforce any liability or duty under the Securities Act or the Exchange Act for which there is exclusive federal or concurrent federal and state jurisdiction;	☐	☐	☐
8.	Proposal No. 8 — Authorize all other proposed changes, including, among others, those (i) resulting from the business combination, including changing the post-business combination corporate name from “Mudrick Capital Acquisition Corporation” to “Hycroft Mining Holding Corporation” and removing certain provisions relating to MUDS’ prior status as a blank check company and Class B common stock that will no longer apply upon consummation of the business combination, or (ii) that are administrative or clarifying in nature, including the deletion of language without substantive effect.	☐	☐	☐

9.

Proposal No. 9 — The Director Election Proposal — To consider and vote upon a proposal, assuming the Business Combination Proposal, the Charter Proposals and the NASDAQ Proposal are all approved and adopted, to elect the following seven director nominees to serve on the MUDS board of directors until the next annual meeting of stockholders, or until their respective successors are duly elected and qualified, which we refer to as the “Director Election Proposal”:

[●]

[●]

[●]

[●]

[●]

[●]

[●]

		☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐
10.	Proposal No. 10 — The Incentive Plan Proposal — To consider and vote on a proposal to approve and adopt, assuming the Business Combination Proposal, the Charter Proposals and the NASDAQ Proposal are all approved and adopted, the HYMC 2020 Performance and Incentive Pay Plan (the “Incentive Plan”) and the material terms thereunder, which we refer to as the “Incentive Plan Proposal”. A copy of the Incentive Plan is attached to the accompanying joint proxy statement/prospectus as Annex C.	☐	☐	☐
11.	Proposal No. 11 — The NASDAQ Proposal — To consider and vote upon a proposal to approve, assuming the Business Combination Proposal and the Charter Proposals are approved and adopted, for purposes of complying with applicable provisions of NASDAQ Listing Rule 5635, the issuance of more than 20% of MUDS’ issued and outstanding common stock in connection with the business combination and the transactions incident thereto and described in the accompanying joint proxy statement/prospectus, including the private investment, an incremental equity investment, the forward purchase, the underwriting commission issuance and the lender issuance, and the related change in control, which we refer to as the “NASDAQ Proposal.”	☐	☐	☐

The undersigned hereby acknowledges receipt of the accompanying notice of special meeting of stockholders and proxy statement.

Date: ____________________, 2020
Print Name of Stockholder

Signature of Stockholder or Authorized Signatory

Name of Authorized Signatory (if applicable)

Title of Authorized Signatory (if applicable)

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE BY FACSIMILE TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AT (212) 509-5152 OR BY MAIL TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY, ATTN: PROXY GROUP AT 1 State Street, New York, NY 10004. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IF YOU ATTEND THE SPECIAL MEETING IN PERSON.

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